UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               -------------------

                                   FORM 8-K/A
                                (Amendment No. 1)

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934


        Date of report (Date of earliest event reported): August 2, 2004


                         VOLT INFORMATION SCIENCES, INC.
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)



          New York                       1-9232                  13-5658129
------------------------------      -----------------       --------------------
(State or Other Jurisdiction           (Commission            (I.R.S. Employer
      of Incorporation)                File Number)          Identification No.)



560 Lexington Avenue, New York, New York                           10022
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)                         (Zip Code)


                                 (212) 704-2400
                            ------------------------
              (Registrant's Telephone Number, Including Area Code)


                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[]   Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))
[]   Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))

       Volt Information Sciences, Inc. ("Volt") hereby amends its Current Report on Form 8-K, filed with the Securities and Exchange Commission on August 17, 2004, to delete Item 7 in its entirety and substitute Item 9.01. therefor.

Item 9.01.  Financial Statements and Exhibits.
----------  ----------------------------------

       The financial statements of the Directory & Operator Services business ("DOS") of Nortel Networks Corporation ("Nortel Networks") contained in this Report have been prepared by, and provided to Volt by Nortel Networks. On August 2, 2004, among other things, Nortel Networks contributed substantially all of DOS' operating assets (consisting principally of customer base and contracts, intellectual property and inventory) and certain specified liabilities of DOS, to Volt Delta Resources, LLC ("VoltDelta"), then a wholly owned subsidiary of Volt Information Sciences, Inc. ("Volt"), in exchange for a 24% minority equity interest in VoltDelta. The financial statements contained in this Report cover a period prior to such contribution and all information relating to DOS has been provided by Nortel Networks. While Volt has no reason to believe that the financial statements and other information provided by Nortel Networks contained in this Report are not accurate or complete, Volt does not assume any responsibility of any kind for the accuracy or completeness of such financial statements or other information.

       All of the financial statements of the DOS operations for periods through June 30, 2004 contained in this Report reflect the DOS operations as conducted by Nortel Networks. The pro forma financial statements combine Nortel Network's DOS Business' (as conducted by Nortel Networks) financial statements with Volt's financial statements. The pro forma information is being furnished solely for informational purposes and is not indicative of the combined results of operations or financial position that might have been achieved for the periods or dates indicated, nor is it necessarily indicative of the future results of the combined company.

       For further information concerning the financial statements of Nortel Networks, see their filings under the Securities Exchange Act of 1934 (NYSE: NT) including the most recent Form 8-K for Nortel Networks Corporation filed on October 14, 2004, Results of Operations and Financial Condition, Other Events, Financial Statements and Exhibits. See also Note 4 to the unaudited interim financial statements contained in Appendix 2 to this report which states as follows:

              "Note (4) Financial Statements of Nortel Networks: As of this date, Nortel Networks has not completed its consolidated financial statements for the year ended December 31, 2003 or the six months ended June 30, 2004. As publicly announced, the Nortel Networks Audit Committee has undertaken an independent review of the circumstances leading to the initial restatement of certain historical consolidated financial statements of Nortel Networks in December 2003. As a result of the work done in connection with the independent review, Nortel Networks has announced that it will need to revise and restate its 2003 and certain prior period consolidated financial statements. In connection with the planned revisions and restatements, Nortel Networks procedures to determine all adjustments to the year ended 2003 and certain prior periods are ongoing. As a result, additional adjustments to the financial statements may be identified. As at this date, to Nortel Networks' knowledge, there are no transactions or other matters that may result in material adjustments to the financial statements."

            (a) Financial Statements of Businesses Acquired.

                  Appendix 1
                  ----------

                  Index to Financial Statements

                  Report of Independent Registered Chartered Accountants

                  The following audited financial statements of the Directory and Operator Services business acquired from Nortel Networks (the "DOS Business"):

                  (i)   Statement of Operations  for the Year Ended December 31,
                        2003

                  (ii)  Balance Sheet as at December 31, 2003

                  (iii) Statement of Net  Investment for the Year Ended December
                        31, 2003

                  (iv) Statement of Cash Flows for the Year Ended December 31, 2003

                  (v)   Notes  to  Financial   Statements  for  the  Year  Ended
                        December 31, 2003

                  Appendix 2
                  ----------

                  The following unaudited interim financial statements of the DOS Business:

                  (i) Statement of Operations for the six months ended June 30, 2004 (unaudited)

                  (ii)  Balance Sheet as at June 30, 2004 (unaudited)

                  (iii) Notes to Unaudited Interim Financial  Statements for the
                        six months ended June 30, 2004 (unadited)

            The unaudited interim financial statements of the DOS Business are for informational purposes and have not been subjected to review procedures by an Independent Registered Chartered Accountant.

            (b) Pro Forma Financial Information.

                  Appendix 3
                  ----------

                  The following unaudited pro forma condensed combined financial statements of Volt giving effect to the acquisition as a purchase of the DOS Business by Volt:

                  (i) Pro-Forma Condensed Combined Balance Sheet as of August 1, 2004 (unaudited)

                  (ii) Pro-Forma Condensed Combined Statements of Income for the Nine Months Ended August 1, 2004 and for the Year Ended November 2, 2003 (unaudited)

                  (iii) Notes  to   Pro-Forma   Condensed   Combined   Financial
                        Statements (unaudited)

            (c)   Exhibits:

            2.1* Contribution Agreement made and entered into as of June 11, 2004 by and between Volt Delta Resources, LLC and Nortel Networks Inc.

            2.2* Members' Agreement made and entered into as of August 2, 2004 by and between Volt Delta Resources, LLC, Nortel Networks Inc., Volt Delta Resource Holdings, Inc., Nuco I, Ltd. and Volt Information Sciences, Inc.

            2.3* First Amendment dated as of July 29, 2004 to the Amended and Restated Credit Agreement dated as of April 12, 2004 among Volt Information Sciences, Inc., Gatton Volt Consulting Group Limited, the guarantors party thereto, the lenders party thereto and JPMorgan Chase Bank, as administrative agent.

            23.1  Consent of Independent Registered Chartered Accountants.

        -----------------
         * Previously filed with the initial filing of this Report.

                                S I G N A T U R E
                                -----------------

      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  VOLT INFORMATION SCIENCES, INC.


Date     October 18, 2004         By: /s/ James J. Groberg
                                      ------------------------------------------
                                      James J. Groberg, Senior Vice President

                                  EXHIBIT INDEX
                                  -------------


          Exhibit
           Number                    Description
           ------                    -----------

            2.1* Contribution Agreement made and entered into as of June 11, 2004 by and between Volt Delta Resources, LLC and Nortel Networks Inc.

            2.2* Members' Agreement made and entered into as of August 2, 2004 by and between Volt Delta Resources, LLC, Nortel Networks Inc., Volt Delta Resource Holdings, Inc., Nuco I, Ltd. and Volt Information Sciences, Inc.

            2.3* First Amendment dated as of July 29, 2004 to the Amended and Restated Credit Agreement dated as of April 12, 2004 among Volt Information Sciences, Inc., Gatton Volt Consulting Group Limited, the guarantors party thereto, the lenders party thereto and JPMorgan Chase Bank, as administrative agent.

            23.1 Consent of Independent Registered Chartered Accountants.

        -----------------
         * Previously filed with the initial filing of this Report.

                                  Appendix 1









                         DIRECTORY AND OPERATOR SERVICES

                   (A Business of Nortel Networks Corporation)

                     Financial Statements for the year ended
                                December 31, 2003

                         DIRECTORY AND OPERATOR SERVICES
                   (A Business of Nortel Networks Corporation)

                          Index to Financial Statements

                                                                            Page
                                                                            ----

Report of Independent Registered Chartered Accountants................        7

Statement of Operations for the Year Ended
December 31, 2003  ...................................................        8

Balance Sheet as at December 31, 2003  ...............................        9

Statement of Net Investment for the Year Ended
December 31, 2003  ...................................................       10

Statement of Cash Flows for the Year Ended
December 31, 2003  ...................................................       11

Notes to Financial Statements for the Year Ended
December 31, 2003  ...................................................     12-23

             Report of Independent Registered Chartered Accountants

To the Board of Directors of
Nortel Networks Corporation

We have audited the accompanying balance sheet of the Directory and Operator Services business ("Directory and Operator Services") of Nortel Networks Corporation ("Nortel Networks") as at December 31, 2003, and the related statements of operations, net investment and cash flows for the year then ended. These financial statements are the responsibility of Nortel Networks management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of the Directory and Operator Services business of Nortel Networks as at December 31, 2003, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared from records maintained by Nortel Networks and may not necessarily be indicative of the conditions that would have existed or the results of operations if the Directory and Operator Services business had been operated as an independent company. Portions of certain expenses represent charges and allocations made from Nortel Networks applicable to Directory and Operator Services, most of which are transacted at amounts which approximate "cost" rather than market rates for similar transactions with companies outside of the Nortel Networks group.


/s/ Deloitte & Touche LLP
Independent Registered Chartered Accountants

Toronto, Canada
October 8, 2004

                         DIRECTORY AND OPERATOR SERVICES
                   (A Business of Nortel Networks Corporation)

                             Statement of Operations
                             Year Ended December 31,
                           (thousands of U.S. dollars)


                                                    2003
                                                  -------

Revenues .....................................    $40,448
Cost of revenues .............................     26,467
                                                  -------

Gross profit .................................     13,981
                                                  -------


Operating expenses:
   Selling, general and administrative expense      1,228
   Research and development expense ..........      4,062
                                                  -------

           Total operating expenses ..........      5,290
                                                  -------

Earnings before income taxes .................      8,691

Income taxes .................................      3,249
                                                  -------

Net earnings .................................    $ 5,442
                                                  =======


   The accompanying notes are an integral part of these financial statements.

                         DIRECTORY AND OPERATOR SERVICES
                   (A Business of Nortel Networks Corporation)

                                  Balance Sheet
                               As at December 31,
                           (thousands of U.S. dollars)


                                                                                2003
                                                                              -------
                                     ASSETS

Current assets:
   Accounts receivable, net of allowance for doubtful accounts
        of $3 ............................................................    $ 2,489
   Net receivable from Nortel Networks Corporation .......................     44,957
   Inventories - net .....................................................      1,052
   Other current assets ..................................................          2
                                                                              -------

        Total current assets .............................................     48,500

Plant and equipment - net ................................................      1,101

Deferred income taxes - net ..............................................      2,770
                                                                              -------

Total assets .............................................................    $52,371
                                                                              =======

                         LIABILITIES AND NORTEL NETWORKS
                           CORPORATION NET INVESTMENT

Current liabilities:
   Accounts payable ......................................................    $   518
   Customer deposits .....................................................        917
   Other accrued liabilities .............................................      3,152
                                                                              -------

        Total current liabilities ........................................      4,587

Guarantees, contingencies and commitments (Note 10)

Nortel Networks Corporation net investment ...............................     47,784
                                                                              -------

Total liabilities and Nortel Networks Corporation net investment .........    $52,371
                                                                              =======


   The accompanying notes are an integral part of these financial statements.

                         DIRECTORY AND OPERATOR SERVICES
                   (A Business of Nortel Networks Corporation)

                           Statement of Net Investment
                             Year Ended December 31,
                           (thousands of U.S. dollars)



                                                                Nortel
                                                               Networks
                                                              Corporation
                                                                  Net
                                                              Investment
                                                              ----------

Balance, December 31, 2002 ...............................    $42,288
    Stock option compensation ............................         54
    Net earnings .........................................      5,442
                                                              -------
Balance, December 31, 2003 ...............................    $47,784
                                                              =======


The accompanying notes are an integral part of these financial statements.

                         DIRECTORY AND OPERATOR SERVICES
                   (A Business of Nortel Networks Corporation)

                             Statement of Cash Flows
                             Year Ended December 31
                           (thousands of U.S. dollars)


                                                                            2003
                                                                         --------
Cash flows from (used in) operating activities:
   Net earnings ...................................................      $  5,442
   Adjustments to reconcile net earnings to net cash from (used in)
      operating activities:
         Depreciation .............................................         1,456
         Stock option compensation ................................            54
         Deferred income taxes recovery ...........................          (794)
         Loss on disposal of equipment ............................           421
         Provision for doubtful accounts ..........................           (21)
         Change in operating assets and liabilities:
            Accounts receivable ...................................         3,234
            Inventories ...........................................            (2)
            Accounts payable and other accrued liabilities ........         1,649
            Receivable from Nortel Networks Corporation ...........       (10,147)
            Customer deposits .....................................        (1,778)
                                                                         --------

Net cash used in operating activities .............................          (486)
                                                                         --------

Cash flows from investing activities:
   Proceeds on disposition of plant and equipment .................           546
   Expenditures for plant and equipment ...........................           (60)
                                                                         --------

Net cash from investing activities ................................           486
                                                                         --------


Net increase (decrease) in cash and cash equivalents ..............             -
                                                                         --------

Cash and cash equivalents, at beginning of year ...................             -
                                                                         --------

Cash and cash equivalents, at end of year .........................      $      -
                                                                         ========


   The accompanying notes are an integral part of these financial statements.

                         DIRECTORY AND OPERATOR SERVICES
                   (A Business of Nortel Networks Corporation)

                          Notes to Financial Statements
              (thousands of U.S. dollars, unless otherwise stated)

1.     Description of the business

       The accompanying financial statements reflect the carved-out operations of the Directory and Operator Services business ("Directory and Operator Services"), a business of Nortel Networks Corporation ("Nortel Networks"). The financial statements include the assets, liabilities, revenues and cost of revenues of Directory and Operator Services products, as well as personnel, facilities and other expenses which were attributable to Directory and Operator Services' general and administrative, research and development, and sales and marketing activities.

       Expenses including, but not limited to, management salaries and management stock compensation plans have been allocated to the Directory and Operator Services business based on management's estimate of usage based on headcount and other measures. Management considers the allocation methodology used to allocate expenses reasonable.

       The financial position, results of operation, and cash flows of Directory and Operator Services may differ from those that would have been achieved had the business operated independently.

       The Directory and Operator Services business supplies systems (hardware and software), as well as support, maintenance and associated professional services, for directory-and-operator-services applications and platform operator workstation-executable solutions from a database via operator positions or automation systems. Directory and Operator Services focuses on established products and on emerging market opportunities such as location based services ("LBS"), directories, enhanced services and web technologies.

       Directory and Operator Services  principal products and services include:
       (i) System Sales (hardware and software) to implement one or more of Directory Assistance, Enhanced Information Services, Operator Assistance, or Intercept services; (ii) Database management services; and (iii) maintenance service and support primarily from providing system upgrades, maintenance support, training, remote support and repair services to customers.

2.     Significant accounting policies

       Basis of presentation

       The accompanying financial statements of Directory and Operator Services have been prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP"). These financial statements are expressed in United States dollars as the greater part of the financial results and net assets of Directory and Operator Services are denominated in United States dollars.

                         DIRECTORY AND OPERATOR SERVICES
                   (A Business of Nortel Networks Corporation)

                          Notes to Financial Statements
              (thousands of U.S. dollars, unless otherwise stated)

       Use of estimates

       The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from those estimates. Estimates are used when accounting for items and matters such as allowance for uncollectible accounts receivable, inventory obsolescence, product warranty, asset valuations, impairment assessments, employee benefits, taxes, other provisions and contingencies.

       Financial instruments

       The amounts reported for accounts receivable, accounts payable and other financial instruments are considered to approximate fair value based upon comparable market information available at the balance sheet date.

       The financial instruments that potentially subject Directory and Operator Services to concentrations of credit risk comprise principally trade receivables. Traditionally, Directory and Operator Services' customer base was dispersed across many different geographic areas throughout
       North America consisting principally of telecommunication operators. Directory and Operator Services performs ongoing credit evaluations of its customers and maintains an allowance for potential credit losses. Collateral, such as letters of credit and bank guarantees, is generally not required.

       In the normal course of business, Directory and Operator Services has exposures to foreign currency fluctuations arising from, among other activities, foreign currency sales and purchases and intercompany transactions.

       Translation of foreign currencies

       The functional currency of Directory and Operator Services is the United States dollar.

       Transactions and financial statement items denominated in a currency other than the functional currency are translated into the United States dollar at the exchange rates in effect at the balance sheet date for monetary assets and liabilities, and at historical exchange rates for non-monetary assets and liabilities. Revenues and expenses are translated at average rates for the period, except for depreciation which is translated on the same basis as the related assets. Resulting gains or losses are reflected in net earnings.

       Revenue recognition

       Directory and Operator Services revenue is derived primarily from three sources: (i) System Sales (hardware and software) to implement one or more of Directory Assistance, Enhanced Information Services, Operator Assistance, or Intercept services; (ii) Database management services; and
       (iii) maintenance service and support primarily from providing system upgrades, maintenance support, training, remote support and repair services to customers.

                         DIRECTORY AND OPERATOR SERVICES
                   (A Business of Nortel Networks Corporation)

                          Notes to Financial Statements
              (thousands of U.S. dollars, unless otherwise stated)

       Directory and Operator Services recognizes revenue under Statement of Position ("SOP") 81-1 "Accounting for Performance of Construction-Type and Certain Production-Type Contracts" ("SOP 81-1"), SOP 97-2 "Software Revenue Recognition" ("SOP 97-2"), and Staff Accounting Bulletin ("SAB") 104 "Revenue Recognition in Financial Statements" ("SAB 104") depending upon the terms of the contract. Revenue is recognized net of cash discounts and allowances.

       For contracts involving multiple deliverables, where the deliverables are governed by more than one authoritative standard, Directory and Operator Services generally applies the Financial Accounting Standards Board ("FASB") Emerging Issues Task Force ("EITF") Issue No. 00-21, "Revenue arrangements with multiple deliverables" ("EITF 00-21"), and evaluates each deliverable to determine whether it represents a separate unit of accounting based on the following criteria: (a) whether the delivered item has value to the customer on a standalone basis, (b) whether there is objective and reliable evidence of the fair value of the undelivered item(s), and (c) if the contract includes a general right of return relative to the delivered item, delivery or performance of the delivered item(s) is considered probable and substantially in the control of Directory and Operator Services. Directory and Operator Services allocates revenue to each unit of accounting or element based on relative fair values. Each unit of accounting is then accounted for under the applicable revenue recognition guidance. For arrangements that include hardware and software, provided that the software is not essential to the functionality of the hardware and the hardware and software represent separate units of accounting, revenue related to the software element is recognized under SOP 97-2 and revenue related to the hardware element is recognized under SOP 81-1 or SAB 104. For arrangements where the software is essential to the functionality of the hardware, revenue is recognized for the software and the hardware as one unit of accounting pursuant to SOP 97-2 for off-the shelf products and pursuant to SOP 81-1 for customized products.

       For long-term contracts, primarily those related to customized network solutions and network build outs, revenues are recognized under SOP 81-1 using the percentage-of-completion method. The percentage-of-completion method measures the percentage of costs incurred to date on a contract relative to the estimated total expected contract costs. Profit estimates on long-term contracts are revised periodically based on changes in circumstances and any losses on contracts are recognized in the period that such losses become known. Generally, the terms of long-term contracts provide for progress billing based on completion of certain phases of work. Contract costs incurred towards the completion of the project that are unbilled are accumulated in the contracts in progress account included in accounts receivable - net. Billings in excess of revenues recognized to date on long-term contracts are included in advance billings in excess of revenues, a component of other accrued liabilities.

       Revenue for hardware sold separately that does not require significant customization is recognized under SAB 104. Hardware revenue, net of trade discounts and allowances, is recognized upon shipment and when all significant contractual obligations have been satisfied and collection is reasonably assured.

       Engineering, installation and other services are recognized as the services are performed.

       Directory and Operator Services makes certain sales through multiple distribution channels, primarily resellers and distributors. These customers are generally given certain rights of return. For products sold

                         DIRECTORY AND OPERATOR SERVICES
                   (A Business of Nortel Networks Corporation)

                          Notes to Financial Statements
              (thousands of U.S. dollars, unless otherwise stated)

       through these distribution channels, revenue is recognized from product sales at the time of shipment to the distribution channel. Accruals for estimated sales returns and other allowances are recorded at the time of shipment and are based on contract terms and prior claims experience.

       Software revenue is generally recognized under SOP 97-2. Software revenue under SOP 97-2 is recognized when persuasive evidence of an arrangement exists, when the software is delivered in accordance with all terms and conditions of the customer contracts, when the fee is fixed or determinable and when collection is reasonably assured. For software arrangements involving multiple elements, Directory and Operator Services allocates revenue to each element based on vendor specific objective evidence of relative fair values, which are derived by allocating a value to each element that is based upon the prices charged when the element is sold separately.

       Research and development

       Research and development costs are charged to net earnings in the periods in which they are incurred. Related investment tax credits are deducted from the income tax provision.

       Income taxes

       Directory and Operator Services provides for income taxes using the asset and liability method. This approach recognizes the amount of taxes payable or refundable for the current year as well as deferred tax assets and liabilities for the future tax consequence of events recognized in the consolidated financial statements and tax returns. Deferred income taxes are adjusted to reflect the effects of changes in tax laws or enacted tax rates.

       In establishing the appropriate income tax valuation allowances, Directory and Operator Services assesses the realizability of its net deferred tax assets quarterly and based on all available evidence, both positive and negative, determines whether it is more likely than not that the remaining net deferred tax assets or a portion thereof will be realized.

       Inventories

       Inventories are valued at the lower of cost (calculated on a first-in, first-out basis) or market. The cost of finished goods and work in process is comprised of material, labor and manufacturing overhead.

       Property and equipment

       Property and equipment are stated at cost less accumulated depreciation. Depreciation is calculated on a straight-line basis over the expected useful lives of the related assets (generally three to five years). Upon disposal, the assets and related accumulated depreciation are removed from Directory and Operator Services accounts, and the resulting gains or losses are reflected in the statement of operations.

       Impairment or disposal of long-lived assets (property and equipment)

       Long-lived assets held and used

       Directory and Operator Services tests long-lived assets or asset groups for recoverability when events or changes in circumstances indicate that their carrying amount may not be recoverable. Circumstances which could trigger a review include, but are not limited to: significant decreases in the market price of the asset; significant adverse changes

                         DIRECTORY AND OPERATOR SERVICES
                   (A Business of Nortel Networks Corporation)

                          Notes to Financial Statements
              (thousands of U.S. dollars, unless otherwise stated)

       in the business climate or legal factors; accumulation of costs significantly in excess of the amount originally expected for the acquisition or construction of the asset; current period cash flow or operating losses combined with a history of losses or a forecast of continuing losses associated with the use of the asset; and a current expectation that the asset will more likely than not be sold or disposed at a loss before the end of its estimated useful life.

       Recoverability is assessed based on the carrying amount of the asset and its fair value which is generally determined based on the sum of the undiscounted cash flows expected to result from the use and the eventual disposal of the asset. An impairment loss is recognized when the carrying amount is not recoverable and exceeds fair value of the asset. The impairment loss is measured as the amount by which the carrying amount exceeds fair value.

       Long-lived assets held for sale

       Long-lived assets are classified as held for sale when certain criteria are met, which include: management commitment to a plan to sell the assets; the availability of the assets for immediate sale in their present condition; whether an active program to locate buyers and other actions to sell the assets has been initiated; whether the sale of the assets is probable and their transfer is expected to qualify for recognition as a completed sale within one year; whether the assets are being marketed at reasonable prices in relation to their fair value; and how unlikely it is that significant changes will be made to the plan to sell the assets.

       Directory and Operator Services measures long-lived assets to be disposed of by sale at the lower of carrying amount and fair value less cost to sell. These assets are no longer depreciated. Fair value is determined using quoted market prices or the anticipated cash flows discounted at a rate commensurate with the risk involved.

       Long-lived assets to be disposed of other than by sale

       Directory and Operator Services classifies an asset or asset group that will be disposed of other than by sale as held and used until the disposal transaction occurs. The asset or asset group continues to be depreciated based on revisions to its estimated useful life until the date of disposal or abandonment.

       Recoverability is assessed based on the carrying amount of the asset and the sum of the undiscounted cash flows expected to result from the remaining period of use and the eventual disposal of the asset. An impairment loss is recognized when the carrying amount is not recoverable and exceeds the fair value of the asset.

       Customer deposits

       Customer deposits consist of amounts billed to customers for which services will be performed over future periods.

       Warranty costs

       Directory and Operator Services products are covered by product warranty plans generally for 90 days. A liability for the expected cost of warranty-related claims is established when products are sold and the related revenue is recognized. In estimating the warranty liability, historical material replacement costs and the associated labor to correct the product failure are considered. Revisions are made when actual experience differs materially from historical experience. Known product defects are specifically accrued for as Directory and Operator Services becomes aware of such defects.

                         DIRECTORY AND OPERATOR SERVICES
                   (A Business of Nortel Networks Corporation)

                          Notes to Financial Statements
              (thousands of U.S. dollars, unless otherwise stated)

       Pension, post-retirement and post-employment benefits

       Pension expense, based on management's assumptions, consists of the: actuarially computed costs of pension benefits in respect of the current year's service; imputed returns on plan assets and imputed interest on pension obligations; and straight-line amortization under the corridor approach of experience gains and losses, assumption changes and plan amendments over the expected average remaining service life of the employee group.

       The expected costs of post-retirement and certain post-employment benefits, other than pensions, for active employees are accrued in the consolidated financial statements of Nortel Networks during the years employees provide service as the liabilities reside with Nortel Networks. These costs are recorded based on actuarial methods and assumptions. Other post-employment benefits are recognized when the event triggering the obligation occurs. These costs have been allocated to the financial statements of Directory and Operator Services based on headcount.

       Stock-Based Compensation

       Under various stock option programs of Nortel Networks, options may be granted to various eligible employees of Directory and Operator Services to purchase common shares of Nortel Networks.

       In December 2002, the FASB issued Statement of Financial Accounting Standards ("SFAS") No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure - an Amendment of FASB Statement No. 123" ("SFAS 148"), which amended the transitional provisions of SFAS No. 123, "Accounting for Stock-based Compensation" ("SFAS 123"), to allow the recognition of stock-based compensation under the fair value based method.

       Prior to January 1, 2003, Directory and Operator Services, as permitted under SFAS 123, applied Accounting Principles Board Opinion ("APB") No. 25, "Accounting for Stock Issued to Employees" ("APB 25"), and related interpretations in accounting and providing disclosures for its stock-based compensation plans. Under SFAS 123 and APB 25, Directory and Operator Services did not expense employee stock-based compensation using the fair value based method.

       Effective January 1, 2003, Directory and Operator Services elected to expense employee stock-based compensation relating to their employees who hold options of Nortel Networks using the fair value based method prospectively for all awards granted or modified on or after January 1, 2003. The fair value at grant date of stock options is estimated using the Black-Scholes option-pricing model. Compensation expense is recognized on a straight line basis over the stock option vesting period. The impact of the adoption of the fair value based method for expenses recognition of employee awards resulted in $54 (net of tax of nil) of stock option expense during 2003.

       Had Directory and Operator Services applied the fair value based method to all stock-based awards, reported net earnings would have been adjusted to the pro forma amount indicated below for the year ended December 31:

       -------------------------------------------------------------------
                                                                      2003
       -------------------------------------------------------------------

       Net eanings - reported                                      $5,442
          Stock based compensation - reported                          54
          Pro forma stock option expense                             (706)
       -------------------------------------------------------------------
       Net earnings - pro forma                                    $4,790
       -------------------------------------------------------------------

                         DIRECTORY AND OPERATOR SERVICES
                   (A Business of Nortel Networks Corporation)

                          Notes to Financial Statements
              (thousands of U.S. dollars, unless otherwise stated)

       The following weighted average assumptions were used in computing the fair value of stock options used to compute pro forma net earnings for the year ended December 31:

       -------------------------------------------------------------------
                                                                      2003
       -------------------------------------------------------------------

       Black-Scholes weighted-average assumptions
          Expected dividend yield                                    0.00%
          Expected volatility                                       92.49%
          Risk-free interest rate                                    2.81%
          Expected option life in years                                 4

       Weighted-average stock option fair value
          per option granted in Nortel Networks                    $ 1.57
       -------------------------------------------------------------------

Recent pronouncements

a) In March 2004, the EITF reached consensus on Issue No. 03-1, "The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments" ("EITF 03-1"). EITF 03-1 provides guidance on determining when an investment is considered impaired, whether that impairment is other than temporary, and the measurement of an impairment loss. EITF 03-1 is effective for Nortel Networks investment evaluations for periods commencing July 1, 2004. EITF 03-1 is applicable to marketable debt and equity securities within the scope of SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities" ("SFAS 115"), and SFAS No. 124, "Accounting for Certain Investments Held by Not-for-Profit Organizations", and equity securities that are not subject to the scope of SFAS 115 and not accounted for under the equity method of accounting. On September 30, 2004 the FASB issued FSB EITF Issue 03-1-1, which delayed the effective date of paragraph 10 to 20 of EITF 03-1 The adoption of EITF 03-1 is not expected to have a material impact on Directory and Operator Services results of operations and financial position.

b) On December 8, 2003, the Medicare Prescription Drug, Improvement and Modernization Act of 2003 (the "MPDIM Act") was signed into law in the United States. The MPDIM Act introduced a prescription drug benefit under Medicare (specifically Medicare Part D) as well as a federal subsidy to sponsors of retiree health care benefit plans that provide a benefit that is at least actuarially equivalent to Medicare Part D. Nortel Networks currently sponsors retiree health care plans that provide prescription drug benefits to its U.S. retirees. On May 19, 2004, FASB Financial Staff Position ("FSP") "Financial Accounting Standards" ("FAS") 106-2 "Accounting and Disclosure Requirements Related to the Medicare Prescription Drug, Improvement and Modernization Act of 2003" ("FSP FAS 106-2") was issued, which addresses the accounting and disclosure requirements associated with Medicare Part D. Directory and Operator Services has elected to retroactively recognize the effects of the MPDIM Act to the date of enactment effective for the three-month period ended June 30, 2004. The adoption of the MPDIM Act did not have a material impact on Directory and Operator Services' results of operation and financial condition in 2003.

3.     Accounting changes

       (a)    Determining whether an arrangement contains a lease

       In May 2003, the EITF reached a consensus on Issue No. 01-8, "Determining Whether an Arrangement Contains a Lease" ("EITF 01-8"). EITF 01-8 provides guidance on how to determine whether an arrangement contains a lease that is within the scope of FASB Statement No. 13, "Accounting for Leases." The guidance in EITF 01-8 is based on whether the arrangement conveys to the purchaser (or the lessee) the right to use or control a specific asset, and is effective for Directory and Operator Services for arrangements entered into or modified after June 30, 2003. The guidance in ETIF 01-8 did not have a material impact on Directory and Operator Services results of operations and financial condition. The impact of EITF 01-8 on Directory and Operator Services future results of operations and financial condition will depend on the terms contained in contracts signed or contracts amended in the future.

                         DIRECTORY AND OPERATOR SERVICES
                   (A Business of Nortel Networks Corporation)

                          Notes to Financial Statements
              (thousands of U.S. dollars, unless otherwise stated)

       (b) Accounting for certain financial instruments with characteristics of both liabilities and equity

       In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity" ("SFAS 150"). SFAS 150 clarifies the accounting for certain financial instruments with characteristics of both liabilities and equity and requires that those instruments be classified as liabilities on the balance sheets. Previously, many of those financial instruments were classified as equity. SFAS 150 is effective for financial instruments entered into or modified after May 31, 2003 and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. The adoption of SFAS 150 did not have a material impact on Directory and Operator Services results of operations and financial condition.

       (c) Amendment of SFAS 133 on derivative instruments and hedging activities

       In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities" ("SFAS 149"). SFAS 149 amends and clarifies accounting for derivative instruments, including certain derivative instruments embedded in other contracts and hedging activities under SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS 133"). In particular, SFAS 149: clarifies under what circumstances a contract with an initial net investment meets the characteristic of a derivative as discussed in SFAS 133; clarifies when a derivative contains a financing component; amends the definition of an "underlying" to conform it to the language used in FIN 45; and amends certain other existing pronouncements. SFAS 149 is effective for contracts entered into or modified after June 30, 2003, except as stated below, and for hedging relationships designated after June 30, 2003.

       The provisions of SFAS 149 that relate to guidance in SFAS 133 that have been effective for fiscal quarters which began prior to June 15, 2003 will continue to be applied in accordance with their respective effective dates. In addition, certain provisions relating to forward purchases or sales of when-issued securities or other securities that do not yet exist will be applied to both existing contracts as well as new contracts entered into after June 30, 2003.

       Effective July 1, 2003, Directory and Operator Services applied the requirements of SFAS 149 on a prospective basis to contracts entered into or modified after June 30, 2003. The adoption of SFAS 149 did not have a material impact on Directory and Operator Services results of operations and financial condition.

       (d)    Consolidation of variable interest entities (VIE)

       In January 2003, the FASB issued FIN 46, "Consolidation of Variable Interest Entities an interpretation of Accounting Research Bulletin No. 51, "Consolidated Financial Statements" ("FIN 46"). FIN 46 clarifies the application of consolidation guidance to those entities defined as VIEs (which includes, but is not limited to special purpose entities, trusts, partnerships and other legal structures) in which equity investors do not have the characteristics of a "controlling financial interest" or there is not sufficient equity at risk for the entity to finance its activities without additional subordinated financial support. FIN 46 applies immediately to all VIEs created after January 31, 2003 and by the beginning of the first interim or annual reporting period commencing after June 15, 2003 for VIEs created prior to February 1, 2003. In October 2003, the FASB issued FSP No. FIN 46-6, deferring the effective date for applying the provisions of FIN 46 for VIEs created prior to February 1, 2003 to the end of the first interim or annual period ending after December 15, 2003. While the criteria for deferral were met, Nortel Networks elected early application of FIN 46. Effective July 1, 2003, Nortel Networks prospectively began consolidating certain VIEs for which Nortel Networks was considered the primary beneficiary following the guidance of FIN 46. In December 2003, the FASB issued FIN 46R which amends and supercedes the original FIN 46. The adoption of FIN 46R did not have a material impact on Directory and Operator Services results of operations and financial condition or their accounting treatment of VIEs.

                         DIRECTORY AND OPERATOR SERVICES
                   (A Business of Nortel Networks Corporation)

                          Notes to Financial Statements
              (thousands of U.S. dollars, unless otherwise stated)

4.     Inventories - net

       Inventories as at December 31 consist of the following:

                                                                2003
                                                              --------

       Spare parts ..............                             $  7,559

          Less inventory provisions                             (6,507)
                                                               -------

       Inventories - net ........                             $  1,052
                                                               =======

5.     Plant and equipment - net

       Property and equipment as at December 31 consists of the following:

                                                                2003
                                                              --------

       Equipment ........................................     $ 25,703
       Furniture and fixtures ...........................          540
                                                              --------
                                                                26,243

       Less accumulated depreciation ....................      (25,142)
                                                              --------

       Property and equipment - net                           $  1,101
                                                              ========

       During the 2003 fiscal year, Directory and Operator Services disposed of equipment having a net book value of $421 for nil proceeds. The loss on disposal has been included in the statement of operations as follows:

                                                                2003
                                                              --------

       Selling, general and administrative expense.......     $    321
       Research and development expense..................          100
                                                              --------
                                                              $    421
                                                              ========

6.     Other accrued liabilities

       Other accrued liabilities at December 31 consist of the following:

                                                                2003
                                                              --------

       Accrued compensation .............................     $  1,656
       Contractual liabilities ..........................        1,095
       Cost of sales accruals ...........................          221
       Selling, general and administrative accrual ......          180
                                                              --------

       Other accrued liabilities ........................     $  3,152
                                                              ========

7.     Segment information and major customers

       In accordance with SFAS 131, "Disclosures about Segments of an Enterprise and Related Information," Directory and Operator Services is required to disclose information about its products, services, the geographic area in which it operates, and major customers. Directory and Operator Services operates in a single industry segment which supplies systems (hardware and software), as well as support, maintenance and associated professional services, for directory-and-operator-services applications and platform operator workstation-executable solutions. The following are revenues by geographic region based on the location of the customer for the year ended December 31:

                                                                2003
                                                              --------

       United States ....................................     $ 34,422
       Canada ...........................................        4,347
       Other International...............................        1,679
                                                              --------
       Total ............................................     $ 40,448
                                                              ========

                         DIRECTORY AND OPERATOR SERVICES
                   (A Business of Nortel Networks Corporation)

                          Notes to Financial Statements
              (thousands of U.S. dollars, unless otherwise stated)

       Revenue Streams

       Total revenues are segregated between product sales and services as follows: Revenues earned as a result of services provided were $29,973 or 74%; revenues earned as a result of product sales were $10,475 or 26%; and the cost of revenue for services provided were 20,382 or 77% and cost of revenue for product sales were $6,085 or 23%.

       Major customers

       External revenues include amounts from three separate customers located in the United States in the amounts of $12,690, $11,245 and $5,419 or 31%, 28%, and 13% of total revenues respectfully, in 2003. All of Directory and Operator Services customers operate in the telecommunications industry.

       Plant and Equipment - net

       The following table sets forth plant and equipment - net by geographic region as of December 31:

                                                                2003
                                                              --------
       United States                                          $  1,017
       Canada ...........................................           84
                                                              --------
       Total ............................................     $  1,101
                                                              ========

8.     Incomes taxes

       Directory and Operator Services results of operations are included in the income tax returns filed for Nortel Networks. Directory and Operator Services income tax provision, deferred income tax balances and valuation allowance have been determined for financial statement purposes as if Directory and Operator Services filed separate tax returns. The following is a reconciliation of income taxes, calculated at the Canadian combined Federal and provincial income tax rates, to the income tax provision included in the accompanying Statements of Operations for the year ended December 31:

                                                                2003
                                                              --------
       Income taxes at Canadian rates
          (2003 - 33.28%) ...............................     $  2,892
       Difference between Canadian rates
          and rates in other jurisdictions ..............          339
       Permanent and other differences ..................           18
                                                              --------
       Income tax (benefit) provision ...................     $  3,249
                                                              ========
       Current ..........................................     $  4,043
       Deferred .........................................         (794)
                                                              --------
                                                              $  3,249
                                                              ========

       The following table shows the significant components included in deferred income taxes as at December 31:

                                                                2003
                                                              --------
       Provisions and reserves ..........................     $  2,559
       Plant and equipment ..............................          211
                                                              --------
       Net deferred income tax asset                           $ 2,770
                                                              ========

       The current tax provision of $4,043 was offset by losses and other carry-forward amounts of Nortel Networks.

       Since Directory and Operator Services results of operations are included in the income tax returns filed for Nortel Networks, the deferred income tax assets of $2,770 will be realized by Nortel Networks.

       Investment tax credits of nil have been recorded as a reduction of the income tax expense for the year.

                         DIRECTORY AND OPERATOR SERVICES
                   (A Business of Nortel Networks Corporation)

                          Notes to Financial Statements
              (thousands of U.S. dollars, unless otherwise stated)

9.     Related Party Transactions - Nortel Networks

       The following table presents intercompany balances between Directory and Operator Services and Nortel Networks and its affiliates for the year ended December 31:

                                                                       2003
                                                                     --------

       Balance receivable at beginning of the year .............     $ 34,810

       Net amounts received (paid) by Nortel Networks on
         behalf of Directory and Operator Services .............       10,147
                                                                     --------
       Balance receivable from Nortel Networks at end
         of the year ...........................................     $ 44,957
                                                                      =======

       The intercompany balances are non-interest bearing with no specific terms of repayment.

       Transactions with related parties for the year ended December 31 are summarized as follows:

                                                                  2003
                                                              --------
       Billed to related parties
          Proceeds on disposition of plant and equipment      $    546
          Intercompany revenues .............................      256
       Billed from related parties
          Cost of revenues ..................................  $   239
                                                              --------

10.    Guarantees, contingencies and commitments

       Guarantees

       Directory and Operator Services has entered into agreements that contain features which meet the definition of a guarantee under FIN 45. FIN 45 defines a guarantee to be a contract that contingently requires Directory and Operator Services to make payments (either in cash, financial instruments, other assets, common shares of Nortel Networks Corporation or through the provision of services) to a third party based on changes in an underlying economic characteristic (such as interest rates or market value) that is related to an asset, a liability or an equity security of the other party. Directory and Operator Services has the following major type of guarantee that is subject to the disclosure requirements of FIN 45.

       Historically, Directory and Operator Services has not made any significant indemnification payments under such agreements and no amount has been accrued in the accompanying financial statements with respect to these indemnification guarantees.

       On February 14, 2003, Nortel Networks principal operating subsidiary, Nortel Networks Limited ("NNL"), entered into an agreement with Export Development Canada ("EDC") regarding arrangements to provide for support, on a secured basis, of certain performance related obligations arising out of normal course business activities for the benefit of Nortel Networks (the "EDC Support Facility"). NNL's obligations under the EDC Support Facility also became secured on an equal and ratable basis under the security agreements entered into by NNL and various of its subsidiaries that pledged substantially all of the assets of NNL, including Directory and Operator Services business, in favor of the banks under the NNL and Nortel Networks Inc. ("NNI") $750 April 2000 five year credit facilities (the "Five Year Facilities") and the holders of Nortel Networks public debt securities. This security became effective in favor

                         DIRECTORY AND OPERATOR SERVICES
                   (A Business of Nortel Networks Corporation)

                          Notes to Financial Statements
              (thousands of U.S. dollars, unless otherwise stated)

       of the banks and the public debt holders on April 4, 2002. On July 10, 2003, NNL and EDC amended the terms of the EDC Support Facility by extending the termination date of the facility to December 31, 2005 from June 30, 2004.

       Operating lease commitments

       At December 31, 2003, the future minimum payments under operating leases for the years ending December 31 consisted of:

       -------------------------------------------------------------------------
                                                               Operating
                                                                 leases
       -------------------------------------------------------------------------
       2004                                                   $    723
       2005                                                        568
       2006                                                        596
       2007                                                        626
       2008                                                        321
       Thereafter                                                    -
                                                              --------
       -------------------------------------------------------------------------
       Total future minimum payments                          $  2,834
       -------------------------------------------------------------------------

       Rental expense on operating leases for the year ended December 31, 2003, amounted to $445.

       Contingencies

       On January 29, 2003, Nortel Networks received a letter from Telecordia Technologies ("Telecordia") which states "the Automated Directory Assistance Service Plus ("ADAS Plus") line of products and services associated with the Directory and Operator Services business infringe United States patent laws.

       Nortel Networks is unable to ascertain the ultimate monetary liability or financial impact to Nortel Networks of the above matter which seek damages of indeterminate amounts. Nortel Networks cannot determine whether this action will have a material adverse effect on the business, results of operations and financial conditions of Directory and Operator Services business. Nortel Networks intends to vigorously defend this action.

11.    Subsequent Event

       On August 2, 2004 Nortel Networks completed the contribution of certain assets (excluding net receivable from Nortel Networks and deferred income taxes) and certain liabilities of the Directory and Operator Services business to VoltDelta, a wholly owned subsidiary of Volt Information Sciences, Inc. ("VIS"), in return for a 24% interest in VoltDelta. VoltDelta is a leading provider of directory and operator services in North America and Europe. After a period of two years, Nortel Networks and VIS each have an option to cause Nortel Networks to sell its VoltDelta shares to VIS for proceeds ranging from $25 to $70 million. As a result of this transaction, approximately 155 Nortel Networks Directory and Operator Services employees in North America and Mexico joined VoltDelta.

                                   Appendix 2

                      Directory and Operator Services
                (a Business of Nortel Networks Corporation)
         Statement of Operations for the Six Months Ended June 30, 2004
                                   (Unaudited)

(thousands of  U.S. Dollars)
Revenues                                                           $ 18,012
Cost of revenues                                                     10,348
----------------------------------------------------------------------------
Gross profit                                                          7,664

Selling, general and administrative expense                             616
Research and development expense                                      1,747
----------------------------------------------------------------------------
Earnings before income taxes                                          5,301
Income tax provision                                                  1,981
----------------------------------------------------------------------------
Net earnings                                                       $  3,320
============================================================================
























   The accompanying notes are an integral part of these financial statements.

                         Directory and Operator Services
                   (a Business of Nortel Networks Corporation)
                        Balance Sheet as at June 30, 2004
                                   (Unaudited)

(thousands of U.S. Dollars)
ASSETS
Current assets
   Accounts receivable - net                                       $  1,371
   Receivable from Nortel Networks Corporation                       46,991
   Inventories - net                                                  1,552
   Other current assets                                                   2
----------------------------------------------------------------------------
Total current assets                                                 49,916

Plant and equipment - net                                               856
Deferred income taxes - net                                           2,746
----------------------------------------------------------------------------
Total assets                                                       $ 53,518
============================================================================

LIABILITIES
Current liabilities
   Accounts payable                                                $    403
   Customer deposits                                                    907
   Other accrued liabilities                                          1,074
----------------------------------------------------------------------------
Total current liabilities                                             2,384


Contingencies (Note 2)

Nortel Networks Corporation net investment                           51,134
----------------------------------------------------------------------------
Total liabilities and Nortel Networks Corporation net investment   $ 53,518
============================================================================















   The accompanying notes are an integral part of these financial statements.

                         DIRECTORY AND OPERATOR SERVICES
                   (a business of Nortel Networks Corporation)

                     NOTES TO INTERIM FINANCIAL STATEMENTS
                                  (unaudited)

       Note (1) General: The accompanying unaudited interim financial statements have been prepared in accordance with accounting principles generally accepted in the United States for interim financial statements [and Article 1 of Regulation S-X, promulgated by the Securities and Exchange Commission related to interim period financial statements]. Accordingly, these interim financial statements do not include certain information and footnotes required by generally accepted accounting principles for complete financial statements. However, the accompanying unaudited interim financial statements contain all adjustments (consisting only of normal recurring accruals) which, in the opinion of management of Nortel Networks Corporation, are necessary in order to make the financial statements not misleading. The results of operations for interim periods are not necessarily indicative of the results to be expected for the full year. For further information, refer to the audited financial statements (including the footnotes thereto) for the year ended December 31, 2003 included elsewhere in this report.

       Note (2) Contingencies: On January 29, 2003, Nortel Networks received a letter from Telecordia Technologies ("Telecordia") which states "the Automated Directory Assistance Service Plus ("ADAS Plus") line of products and services associated with the Directory and Operator Services business infringe United States patent laws.

       Nortel Networks is unable to ascertain the ultimate monetary liability or financial impact to Nortel Networks of the above matter which seek damages of indeterminate amounts. Nortel Networks cannot determine whether this action will have a material adverse effect on the business, results of operations and financial conditions of Directory and Operator Services business. Nortel Networks intends to vigorously defend this action.


       Note (3) Acquisition: On August 2, 2004 Nortel Networks completed the contribution of certain assets (excluding net receivable from Nortel Networks and deferred income taxes) and certain liabilities of the Directory and Operator Services business to VoltDelta, a wholly owned subsidiary of Volt Information Sciences, Inc. ("VIS"), in return for a 24% interest in VoltDelta. VoltDelta is a leading provider of directory and operator services in North America and Europe. After a period of two years, Nortel Networks and VIS each have an option to cause Nortel Networks to sell its VoltDelta shares to VIS for proceeds ranging from $25 to $70 million. As a result of this transaction, approximately 155 Nortel Networks Directory and Operator Services employees in North America and Mexico joined VoltDelta.


       Note (4) Financial Statements of Nortel Networks: As of this date, Nortel Networks has not completed its consolidated financial statements for the year ended December 31, 2003 or the six months ended June 30, 2004. As publicly announced, the Nortel Networks Audit Committee has undertaken an independent review of the circumstances leading to the initial restatement of certain historical consolidated financial statements of Nortel Networks in December 2003. As a result of the work done in connection with the independent review, Nortel Networks has announced that it will need to revise and restate its 2003 and certain prior period consolidated financial statements. In connection with the planned revisions and restatements, Nortel Networks procedures to determine all adjustments to the year ended 2003 and certain prior periods are ongoing. As a result, additional adjustments to the financial statements may be identified. As at this date, to Nortel Networks' knowledge, there are no transactions or other matters that may result in material adjustments to the financial statements.

                                   Appendix 3

(b)      Pro Forma Financial Information

          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

       The following unaudited pro forma condensed combined balance sheet as of August 1, 2004 and the unaudited pro forma condensed combined statements of income for the nine months ended August 1, 2004 and for the year ended November 2, 2003 are based on the historical financial statements of Volt and the DOS Business after giving effect to (i) the transaction as a purchase of the DOS Business by Volt using the purchase method of accounting (ii) the recognition of a minority interest to reflect Nortel Networks' 24% investment in VoltDelta, and
(iii) the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial statements. Financial and other information regarding the DOS business which is incorporated in the Pro-Forma information has been furnished by Nortel Networks (see first paragraph under Item 9.01 above).

       The pro forma information is preliminary, is being furnished solely for informational purposes and is not indicative of the combined results of operations or financial position that might have been achieved for the periods or dates indicated, nor is it necessarily indicative of the future results of the combined company. The pro forma information is based on preliminary estimates and assumptions set forth in the notes to such information. It does not reflect differences in the way the businesses were or will be conducted, nor does it reflect cost savings that may be realized from the elimination of certain expenses and from synergies that may be created or the costs to achieve such cost savings or synergies. No assurance can be given that cost savings and synergies will be realized.

       Pro forma adjustments are necessary to reflect the purchase price, the minority interest and to adjust Volt's net tangible and intangible assets and liabilities to preliminary estimated fair values. Pro forma adjustments are also necessary to reflect amortization expense related to amortizable intangible assets, changes in depreciation and amortization expense resulting from fair value adjustments to net tangible assets, interest expense and the income tax effects related to the minority interest and the pro forma adjustments.

       The pro forma adjustments and allocation of purchase price are preliminary and are based on Volt's estimate of the fair value of the assets to be acquired and liabilities to be assumed. The preliminary valuations have been considered in the estimates of the fair values reflected in the unaudited pro forma condensed combined financial statements.

       The final purchase price allocation will be completed after asset and liability valuations are finalized. A final determination of these fair values will include Volt management's consideration of final valuations, which will be based on the net tangible and intangible assets of the DOS Business that existed as of the closing date. Any final adjustments may change the allocation of the purchase price, which could affect the fair value assigned to the assets and liabilities, and could result in a change to the unaudited pro forma condensed combined financial statements presented. Amounts allocated to intangible assets with definite lives may change, which could result in an increase or decrease in amortization of intangible assets. Estimates related to the determination of the lives of the assets acquired may also change, which could result in an increase or decrease in depreciation or amortization expense.

       The unaudited pro forma condensed combined balance sheet is presented as if the transaction had been completed on August 1, 2004 and combines the historical balance sheet of Volt at August 1, 2004 and the historical balance sheet of the DOS Business (as it was conducted by Nortel Networks) at June 30, 2004.

       The unaudited pro forma condensed combined statements of income for the nine months ended August 1, 2004 and for the year ended November 2, 2003 are presented as if the transaction had been completed on November 4, 2002. The unaudited pro forma condensed combined statement of income for the nine months ended August 1, 2004 combines the historical results of Volt for the nine months then ended, and the DOS Business (as it was conducted by Nortel Networks) for the nine months ended June 30, 2004.

       The unaudited pro forma condensed combined statement of income for the year ended November 2, 2003 combines the historical results of Volt for the year then ended and the DOS Business for the year ended December 31, 2003.

       The unaudited pro forma condensed combined financial statements should be read in conjunction with the historical consolidated financial statements and accompanying notes contained in Volt's Annual Report on Form 10-K for the year ended November 2, 2003; Volt's Quarterly Report on Form 10-Q for the nine months ended August 1, 2004; the DOS Business' financial statements of the DOS Business (as it was conducted by Nortel Networks) as of and for the year ended December 31, 2003; and the DOS Business' financial statements of the DOS Business (as it was conducted by Nortel Networks) as of and for the six months ended June 30, 2004.

       The unaudited pro forma condensed combined financial statements are not intended to represent or to be indicative of the consolidated results of operations or financial condition of the combined company that would have been reported had the transaction been completed as of the dates presented and should not be considered as representative of the future consolidated results of operations or financial condition of the combined company.

       The income tax rate applied to the pro forma adjustments is 40.0%, the expected rate. The income tax rate applied to the earnings attributable to the minority interest is 3.4% for the nine months ended August 1, 2004 and 7.8% for the year ended November 2, 2003. This differs significantly from the expected rate due to the structure of VoltDelta, which has been organized as a limited liability company in which substantially all the taxable income earned in the United States is taxed at the parent company level (Volt and Nortel Networks).

       Intercompany balances or transactions between the combining companies were not significant for any of the periods presented. No material pro forma adjustments were required to conform the DOS Business' accounting policies to Volt's accounting policies. Certain reclassifications have been made to conform the Volt and the DOS Business historical amounts to the pro forma presentation.

VOLT INFORMATION SCIENCES, INC. AND SUBSIDIARIES
PRO FORMA CONDENSED COMBINED BALANCE SHEET (UNAUDITED)
AUGUST 1, 2004

                                                                                         DOS          Pro Forma          Pro Forma
                                                                         Volt(a)      Business(a)    Adjustments       Consolidated
                                                                        ---------      --------        --------          ---------
                                                                                       (In thousands of dollars)
ASSETS
      Cash and cash equivalents, including restricted
       cash of $34,472                                                 $   68,736                   $   3,491 (b)      $     72,227
       Short-term investments                                               4,187                                             4,187
       Trade accounts receivable-net                                      378,368     $ 1,371          (1,371)(c)           378,368
       Inventories                                                         31,904       1,552            (113)(d)            33,343
       Deferred income taxes                                                8,705                                             8,705
       Prepaid expenses and other assets                                   15,654           2              (2)(c)            15,654
       Due from Nortel Networks                                                        46,991         (46,991)(c)
                                                                       ----------      ------       ---------            ----------
     TOTAL CURRENT ASSETS                                                 507,554      49,916         (44,986)              512,484

   Property, plant and equipment-net                                       83,400         856             779 (e)            85,035
    Deposits and other assets                                               2,701                      (1,252)(f)             1,449
    Intangible assets-net                                                     372                      15,900 (g)            16,272
    Goodwill                                                                8,983                      20,295 (c)            29,278
                                                                       ----------      ------       ---------            ----------
    TOTAL ASSETS                                                       $  603,010     $50,772       $  (9,264)         $    644,518
                                                                       ==========      ======       =========            ==========

    LIABILITIES AND STOCKHOLDERS' EQUITY
     CURRENT LIABILITIES
       Notes payable to banks                                          $    7,717                                      $      7,717
       Current portion of long-term debt                                      394                                               394
       Accounts payable                                                   170,329     $   403       $    (403)(c)           170,329
       Accrued wages and commissions                                       49,731                         700 (b)            50,431
       Other accrued expenses                                              41,797       1,074           1,115 (i)            43,986
       Deferred income and other liabilities                               35,122         907           2,791 (b)            37,913
                                                                                                         (907)(h)
     Income taxes payable                                                   5,424                                             5,424
                                                                       ----------      ------       ---------            ----------

     TOTAL CURRENT LIABILITIES                                            310,514       2,384           3,296               316,194
     Accrued insurance                                                      4,012                                             4,012
     Long-term debt                                                        13,799                       1,828 (j)            15,627
     Deferred income taxes                                                 10,770      (2,746)          2,746 (c)            10,770
     Minority interests                                                                                34,000 (k)            34,000

     STOCKHOLDERS' EQUITY
       Common stock, par value $.10;
       Authorized--30,000,000 shares; issued--15,225,425 shares             1,524                                             1,524
       Paid-in capital                                                     41,597                                            41,597
       Retained earnings                                                  221,212                                           221,212
       Accumulated other comprehensive loss                                  (418)                                             (418)
       Nortel Network's investment                                                     51,134         (51,134)(c)
                                                                       ----------      ------       ---------            ----------
     TOTAL STOCKHOLDERS' EQUITY                                           263,915      51,134         (51,134)              263,915
                                                                       ----------      ------       ---------            ----------

     TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                        $  603,010     $50,772       $  (9,264)         $    644,518
                                                                       ==========     =======       =========            ==========

See Notes to Unaudited Pro Forma Condensed Financial Statements

VOLT INFORMATION SCIENCES, INC. AND SUBSIDIARIES
PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME (UNAUDITED)
NINE MONTHS ENDED AUGUST 1, 2004


                                                                                       DOS            Pro Forma          Pro Forma
                                                                        Volt (a)    Business  (a)    Adjustments        Consolidated
                                                                        -----       ----------      ------------        ------------
                                                                                  (In thousands, except per share data)

  NET SALES                                                            $1,390,655     $29,065                          $  1,419,720

  COST AND EXPENSES:
  Cost of sales                                                         1,290,650      19,854                             1,310,504
  Selling and administrative                                               57,640       1,146                                58,786
  Depreciation and amortization                                            18,832                   $     768 (b)            19,600
                                                                       ----------      ------       ---------            ----------
                                                                        1,367,122      21,000             768             1,388,890
                                                                       ----------      ------       ---------            ----------

  OPERATING  PROFIT                                                        23,533       8,065            (768)               30,830

  OTHER INCOME (EXPENSE):
  Interest income                                                             684                                               684
  Other expense - net                                                      (3,065)         (3)                               (3,068)
  Foreign exchange loss                                                       (98)                                              (98)
  Interest expense                                                         (1,321)                        (57)(e)            (1,378)
                                                                       ----------      ------       ---------            ----------
  Income from continuing operations before income taxes                    19,733       8,062            (825)               26,970
  Income tax provision                                                     (7,764)     (3,013)            307 (d)            (8,214)
                                                                                                           23 (e)
                                                                                                        2,233 (f)

  Minority interest in earnings of consolidated subsidiary                                             (3,592)(c)            (5,825)
                                                                                                       (2,233)(f)
                                                                       ----------      ------       ---------            ----------

  INCOME FROM CONTINUING OPERATIONS                                    $   11,969     $ 5,049       $  (4,087)           $   12,931
                                                                       ==========      ======       =========            ==========

                                                                                            Per Share Data
  Basic:
    Income from continuing operations per share                        $     0.79                                        $     0.85
                                                                       ==========                                        ==========

  Weighted average number of  shares
    outstanding-basic                                                      15,226                                            15,226
                                                                       ==========                                        ==========

  Diluted:
    Income from continuing operations per share                        $     0.78                                        $     0.84
                                                                       ==========                                        ==========

  Weighted average number of  shares
    outstanding-diluted                                                    15,342                                            15,342
                                                                       ==========                                        ==========

See Notes to Unaudited Pro Forma Condensed Financial Statements.

VOLT INFORMATION SCIENCES, INC. AND SUBSIDIARIES
PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME (UNAUDITED)
YEAR ENDED NOVEMBER 2, 2003


                                                                                       DOS            Pro Forma          Pro Forma
                                                                        Volt (a)    Business  (a)    Adjustments        Consolidated
                                                                        -----       ----------      ------------        ------------
                                                                                  (In thousands, except per share data)
  NET SALES                                                            $1,609,857     $40,448                          $  1,650,305

  COST AND EXPENSES:
  Cost of sales                                                         1,502,148      30,529                             1,532,677
  Selling and administrative                                               71,607       1,228                                72,835
  Depreciation and amortization                                            24,331                   $   1,024(g)             25,355
                                                                       ----------      ------       ---------            ----------
                                                                        1,598,086      31,757           1,024             1,630,867
                                                                       ----------      ------       ---------            ----------
OPERATING  PROFIT                                                          11,771       8,691          (1,024)               19,438

OTHER INCOME (EXPENSE):
  Interest income                                                             708                                               708
  Other expense                                                            (2,661)                                           (2,661)
  Foreign exchange loss                                                       299                                               299
  Interest expense                                                         (2,070)                       (174)(j)            (2,244)
                                                                       ----------      ------       ---------            ----------
Income before income taxes                                                  8,047       8,691          (1,198)               15,540
Income tax provision                                                       (3,286)     (3,249)            410 (i)            (4,548)
                                                                                                           69 (j)
                                                                                                        1,508 (k)

Minority interest in earnings of consolidated
subsidiary                                                                                             (3,006)(h)            (4,514)
                                                                                                       (1,508)(k)
                                                                       ----------      ------       ---------            ----------

NET INCOME                                                             $    4,761    $  5,442       $  (3,725)         $      6,478
                                                                       ==========      ======       =========            ==========

Per Share Data

Basic and Diluted:
 Net income per share                                                  $     0.31                                      $       0.43
                                                                       ==========                                        ==========

 Weighted average number of  shares
 outstanding-basic                                                         15,218                                            15,218
                                                                       ==========                                        ==========

 Weighted average number of  shares
 outstanding-diluted                                                       15,225                                            15,225
                                                                       ==========                                        ==========

See Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

VOLT INFORMATION SCIENCES, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS (in thousands of dollars)

Description of Transaction

       On June 11, 2004, Volt Delta Resources, LLC ("VoltDelta"), then a wholly-owned subsidiary of Volt Information Sciences, Inc. ("Volt") entered into a Contribution Agreement with Nortel Networks Inc. ("Nortel Networks") under which Nortel Networks agreed to contribute substantially all of the operating assets (consisting principally of customer base and contracts, intellectual property and inventory) and certain specified liabilities of its Directory and Operator Services business ("DOS Business") to VoltDelta in exchange for a 24% minority equity interest in VoltDelta.

       Also, on August 2, 2004, Volt Delta Resources Holdings, Inc. and Nuco I, Ltd., each a wholly-owned subsidiary of Volt, and VoltDelta and Volt entered into a Members' Agreement (the "Members' Agreement") with Nortel Networks which provided for the management of VoltDelta and the respective rights and obligations of the equity owners thereof. The Members' Agreement provides that commencing two years from the date thereof, Nortel Networks may exercise a put option or VoltDelta may exercise a call option, in each case to effect the purchase by VoltDelta of Nortel Networks' minority equity interest in VoltDelta. If either party exercises its option between the second and third year from the date of the Members' Agreement, the price to be paid to Nortel Networks for its 24% minority equity interest will be the product of the revenue of VoltDelta for the twelve month period ended as of the fiscal quarter immediately preceding the date of the option exercise (the "VoltDelta Revenue Base") multiplied by 70% of the enterprise market value to revenue formula index of specified comparable companies (which index shall not exceed 1.8), times Nortel Networks' ownership interest in VoltDelta (the amount so calculated would not exceed 30% of the VoltDelta Revenue Base), with a minimum payment of $25 million and a maximum payment of $70 million. If the option is exercised after three years from the date of the Members' Agreement, the price to be paid will be a mutually agreed upon amount.

Pro Forma Adjustments

Balance Sheet

(a) Certain reclassifications have been made to the historical presentation of Volt and the DOS Business financial information in order to conform to the unaudited pro forma condensed combined presentation.
(b)    Represents  payment  of $3,491  from  Nortel  Networks  to  VoltDelta  to compensate for accrued vacation ($700), which was included in other accrued expenses at June 30, 2004, and transferred customer deposits ($2,791) (as estimated at August 2, 2004).
(c) Under the purchase method of accounting, the total estimated consideration as shown in the table below is allocated to the DOS Business' tangible and intangible assets and liabilities based on their estimated fair values as of the closing date. The consideration in preliminarily allocated as follows (in thousands):

                          Calculation of Consideration

Issuance of 24% of the membership interest of VoltDelta in
  exchange for substantially all of the assets and
  certain specified liabilities of the DOS Business (1)                  $34,000
Future payments to Nortel Networks from Volt (2)                           3,769
Estimated direct fees and expenses (3)                                     1,500
                                                                         -------
       Total consideration                                               $39,269
                                                                         =======

       (1) Represents the fair value of the assets and specified liabilities of the DOS Business acquired. Volt engaged an independent valuation firm to assist in the determination of the fair value of the Nortel Networks' 24% interest in VoltDelta, including the acquisition of substantially all the operating assets and certain liabilities of Nortel Networks' DOS Business. The valuation firm

VOLT INFORMATION SCIENCES, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS-Continued (in thousands of dollars)

Pro Forma Adjustments (continued)
Balance Sheet (continued)


              used comparable multiples of revenue, EBITDA and EBIT and other valuation methods to assist in the determination of the fair value.
       (2) Represents the present value (at six percent) of two mandatory payments due to Nortel Networks from Volt of $2,000 each, one in February 2005 and the other in February 2006 as required in an agreement for joint marketing and product development between Nortel Networks and VoltDelta. This agreement may be extended beyond its initial two year term.
       (3) Represents estimated direct transaction costs incurred by VoltDelta, for legal, financial advisory, valuation, auditing, accounting and other services. Included in such costs is approximately $850 paid or accrued for services rendered and expenses reimbursed to the law firm of which Lloyd Frank, a director of Volt, is of counsel.

                                                                     Increase
                                                                   (Decrease)
                                                                   Net Assets

DOS Business book value of net assets                              $   51,134

Initial purchase allocation adjustment
Assets not acquired by VoltDelta
     Accounts receivable, net                                          (1,371)
     Other current assets                                                  (2)
     Due from Nortel Networks                                         (46,991)
     Deferred income taxes                                             (2,746)
Liabilities not assumed by VoltDelta
     Account payable                                                      403
Inventories (see note d)                                                 (113)
Property, plant and equipment (see note e)                                779
Deposits and other assets (see note f)                                 (1,252)
Intangible assets (see note g)                                         15,900
Deferred income and other liabilities (see note h)                        907
Other accruals (see note i)                                            (1,115)
Long-term debt (see note j)                                            (1,828)
Minority interest (see note k)                                        (34,000)
                                                                   ----------

Adjustment to goodwill                                             $   20,295
                                                                   ==========

(d) Represents adjustment of spare parts and equipment. This amount was estimated as part of the initial assessment of the fair value of assets to be acquired and liabilities to be assumed. This adjustment is preliminary and is based on VoltDelta's estimates and preliminary valuations. The actual adjustment may differ materially and will be based on final valuations.
(e) Reflects the estimated adjustments required to record property, plant and equipment at its fair value based on a depreciated replacement value, including equipment valued at $811, acquired subsequent to June 30, 2004. This adjustment is preliminary and is based on VoltDelta's estimates and preliminary valuations. The actual adjustment may differ materially and will be based on final valuations.

VOLT INFORMATION SCIENCES, INC. AND SUBSIDIARIES
NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS (UNAUDITED)-Continued (in thousands of dollars)

Pro Forma Adjustments (continued)
Balance Sheet (continued)

(f) Represents that portion of direct transaction costs incurred by VoltDelta through August 1, 2004.
(g) Represents the fair value of customer relationships ($15,100) and product technology ($800) to be amortized over 16 years and 10 years, respectively. Volt engaged an independent valuation firm to assist in the determination of the fair value of the intangible assets of the DOS Business. The customer relationship intangible asset allocation reflects the nature of the markets within which the DOS Business operates, the price sensitivity of many of its customers, and the high probability of customer renewal of relatively short-term contracts. A discounted free cash flow methodology was used in the determination of the fair value and life of the customer relationship intangible asset. The product technology intangible assets are attributable to existing technology and its fair value and life was determined based on an income approach in the form of a relief from royalty methodology. No value has been assigned to in-process research and development.
(h) Represents the DOS Business' customer deposits at June 30, 2004 (see note a above) for those deposits at August 2, 2004 transferred to VoltDelta.
(i) Reflects the present value of the first payment due to Nortel Networks ($1,941) (see note c above) and direct transaction costs incurred since August 2, 2004 ($248), partially offset by certain liabilities not assumed by VoltDelta ($1,074).
(j) Represents the present value of the second of the two payments due to Nortel Networks (see note c above).
(k) Reflects the fair value of 24% of the membership interest of VoltDelta (see note c above).

VOLT INFORMATION SCIENCES, INC. AND SUBSIDIARIES
NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS (UNAUDITED) (in thousands of dollars)

Pro Forma Adjustments (continued)
Statement of Income

                                                                                             For the nine
                                                                                             months ended
                                                                                            August 1, 2004(a)
                                                                                               Increase
                                                                                              (Decrease)
                                                                                                Income
                                                                                            -----------------

a) The unaudited pro forma condensed combined balance sheet and statement of income, as of, and for the nine months ended August 1, 2004 include DOS's results, as of, and for the nine months ended June 30, 2004. The unaudited pro forma condensed combined statement of income for the year ended November 2, 2003 includes DOS's results for the year ended December
       31, 2003. Certain reclassifications have been made to the historical presentation of Volt and the DOS Business financial information in order to conform to the unaudited pro forma condensed combined presentation.

b) Represents an adjustment to reflect incremental amortization resulting from a fair value adjustment to amortizable intangible assets as illustrated:

                                                                            Pro Forma
                                                         Useful Life          2004
                                        Fair Value        (in years)       Amortization
                                        ----------       -----------       ------------
            Customer Relationships      $15,100               16             $  708
            Product Technology              800               10                 60
                                        -------                              ------
                                        $15,900                              $  768            $  (768)

c)     Recognition of 24% minority interest of Nortel Networks for fiscal 2004:

         Historical net income  -  VoltDelta                    $11,185
                                   DOS                            5,049
                                                                -------
         Historical combined net income                         $16,234
         Allocation from Volt of
           general and administrative costs                      (1,344)(1)
         Tax effect of additional allocation                        538
         Amortization of intangible assets                         (768)
         Tax effect of amortization                                 307
                                                                -------
         Adjusted net income                                    $14,967

       24% minority                                                                             (3,592)

                  (1) Represents  estimated  additional  charges  from  Volt for support, including financial reporting system expenses.

d)     Reduction of tax provision due to recognizing  tax benefit related to the
       amortization of intangible assets.                                                          307

e)     Interest  expense on present value of two payments
       due to Nortel Networks.                                    $ (57)
       Reduction  of tax  provision  due to  recognizing
       tax benefit of interest expense.                              23                            (34)
                                                                                               -------
                    Total effect on net income                                                 $(4,087)
                                                                                               =======

f)     Represents the minority interest portion of estimated income taxes provided on substantially  all the taxable income earned in the United States, taxed
       at the parent company level.                                                           $ 2,233
                                                                                               =======

VOLT INFORMATION SCIENCES, INC. AND SUBSIDIARIES
NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS (UNAUDITED)-Continued (in thousands of dollars)

Pro Forma Adjustments (continued)
Statement of Income (continued)

                                                                                               For the
                                                                                              year ended
                                                                                           November 2, 2003(a)
                                                                                                Increase
                                                                                               (Decrease)
                                                                                                 Income
                                                                                           -------------------

g) Represents an adjustment to reflect incremental amortization resulting from a fair value adjustment to amortizable intangible assets as illustrated:

                                                                            Pro Forma
                                                         Useful Life          2004
                                        Fair Value        (in years)       Amortization
                                        ----------       -----------       ------------
            Customer Relationships      $15,100               16             $  944
            Product Technology              800               10                 80
                                        -------                              ------
                                        $15,900                              $1,024            ($1,024)

h)     Recognition of 24% minority interest of Nortel Networks for fiscal 2003:

         Historical net income  -  VoltDelta                    $ 8,691
                                   DOS                            5,442
                                                                -------
         Historical combined net income                         $14,133
         Allocation from Volt of
           general and administrative costs                      (1,656)(1)
         Tax effect of additional allocation                        662
         Amortization of intangible assets                       (1,024)
         Tax effect of amortization                                 410
                                                                -------
         Adjusted net income                                    $12,525

       24% minority                                                                             (3,006)

                  (1) Represents  estimated  additional  charges  from  Volt for support, including financial reporting system expenses.

i)     Reduction of tax provision due to recognizing tax benefit
       related to the amortization of intangible assets.                                           410

j)     Interest  expense on present value of two payments
       due to Nortel Networks.                                  $  (174)
       Reduction  of tax  provision  due to  recognizing
       tax benefit of interest expense.                              69                           (105)
                                                                                               --------
                    Total effect on net income                                                 $(3,725)
                                                                                               ========

k)     Represents the minority interest portion of estimated income taxes provided on substantially  all the taxable income earned in the United States, taxed
       at the parent company level.                                                            $ 1,508
                                                                                               ========